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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X] Filed by the Registrant

[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BHA Group Holdings, Inc.
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    (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:


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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials

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Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement no.:

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(3)   Filing Party:

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(4)   Date Filed:

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LETTER TO CUSTOMER MAILED ON JUNE ___, 2004



To Our Valued Customers:

As you are probably aware, BHA has signed a definitive agreement to be acquired by GE Energy. As announced recently, the acquisition is expected to close later this summer.

For nearly 30 years, BHA has built a reputation for excellent customer service, high quality products, and expert troubleshooting. From the beginning, our goal was to provide the highest level of service in our industry because of two "innovative" ideas: (1) create the industry's largest information database about customer equipment and processes; and (2) respond to customers needs fast and effectively.

By becoming part of one of the world's best and strongest companies, our ability to serve you will be multiplied many times. We will be able to offer you more product solutions, more technical expertise, and more complete service for all of your environmental control needs. Our Kansas City, MO corporate office will become the worldwide headquarters of the GE Environmental Services platform. That means you'll have access to the extensive resources of GE Energy through the friendliness and responsiveness of BHA people.

When this acquisition is complete, our name will likely change. But our commitment to service will not change. Whenever you need us, we will answer the call. That's our promise to you.

Sincerely,




Jim Lund
President and Chief Executive Officer
BHA Group


(Attachment)


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Important Legal Information

In connection with the proposed transaction, a proxy statement will be filed with the U.S. Securities & Exchange Commission by BHA Group Holdings, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed or furnished by BHA with the SEC, at the SEC's website at www.sec.gov. The proxy statement and other documents filed or furnished by BHA may also be obtained for free by directing a request to BHA's Corporate Secretary at 1-800-821-2222.

BHA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BHA in connection with the proposed transaction. Information about the directors and executive officers of BHA is set forth in the proxy statement on Schedule 14A for BHA's annual meeting of stockholders, as filed with the SEC on January 16, 2004. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of BHA stockholders to approve the merger for free by writing to BHA Group Holding's Corporate Secretary at the following address: 8800 East 63rd Street, Kansas City, Missouri, 64133.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: This document contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the proposed transaction and future benefits of the pending proposed transaction between GE and BHA. The following factors, among others, could cause actual results to differ materially from those described herein: failure to obtain certain regulatory approvals; actions of the U.S., foreign and local governments; failure of the requisite number of BHA stockholders to approve the proposed transaction; the inability to successfully integrate the businesses of GE and BHA; the costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; the general economic environment; potential or actual litigation challenging the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting businesses generally. More detailed information about those factors is set forth in filings to be made by GE and BHA with the SEC. Neither GE nor BHA is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.